Exhibit 5.1
May 15, 2009
AMDL, Inc.
2492 Walnut Avenue, Suite 100
Tustin, California 92780
Re:       Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel for AMDL, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-3 (Registration No. 333-                    ), as the same may be amended and supplemented from time to time (the “Registration Statement”). The Registration Statement relates, among other things, to the offer and sale by the selling stockholders named in the prospectus (the “Prospectus”) that forms a part of the Registration Statement (the “Selling Stockholders”) of (i) up to 2,09,983 shares (the “Conversion Shares”) of common stock, $.001 par value (“Common Stock”), of the Company issuable to some of the Selling Stockholders upon the conversion of convertible notes held by them, and (ii) up to 2,450,992 shares of Common Stock (the “Warrant Shares”) issuable to some of the Selling Stockholders upon the exercise of warrants (the “Warrants”) previously granted to them or issuable on conversion of convertible notes held by them.
We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon minutes of meetings of the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and Bylaws of the Company, each as amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.
In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such documents, and the legal competence of all signatories to such documents.
We assume for the purposes of this opinion that the Conversion Shares and the Warrant Shares of the Company will be issued in the manner contemplated by the Prospectus, which forms a part of the Registration Statement. We also assume that the appropriate action will be taken, if and as required, prior to the offer and sale of the Conversion Shares and the Warrant Shares under the Registration Statement, to register and qualify the Conversion Shares and the Warrant Shares for sale under all applicable state securities or “blue sky” laws.
We are opining hereof only as to the effect of the federal laws of the United States and the General Corporation Law of the state of Delaware, including the statutory provisions and all applicable provisions of the Delaware Constitution and the reported judicial cases interpreting those laws currently in effect, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.
Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that, when issued to the Selling Stockholders in the manner contemplated by the Prospectus: (i) the Conversion Shares are duly authorized, legally issued, fully paid and non-assessable; and (ii) the Warrant Shares, when issued, delivered and paid for in accordance with the Warrants, will be duly authorized, legally issued, fully paid and nonassessable.
Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations, and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that might affect any matters or opinions set forth herein.
It is understood that this opinion is to be used only in connection with the resale of the Conversion Shares and Warrant Shares while the Registration Statement is in effect.
We consent to the use of this opinion as an exhibit to the Registration Statement and the use of our name in the Registration Statement and Prospectus under the caption “Legal Matters.” By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement or the Prospectus, within the meaning of the term “expert,” as used in Section 11 of the Securities Act, or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.
We bring to your attention the fact that our legal opinions are an expression of professional judgment and are not a guarantee of result.
Very truly yours,
/s/ Baker & Hostetler LLP
BAKER & HOSTETLER LLP